Exhibit 10.12

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), is made and entered into as of September 3, 2021 (the “Effective Date”), by and between Local Bounti Corporation, a Delaware corporation (the “Company”), and Cargill Financial Services International, Inc., a Delaware corporation (“Holder”).

Recitals

In order to induce Holder to enter into that certain Credit Agreement, dated on or about the Effective Date (the “Credit Agreement”), between the Company and certain Subsidiaries of the Company, as Borrowers, and Holder, as Lender, and that certain Subordinated Credit Agreement, dated on or about the Effective Date, between the Company and certain Subsidiaries of the Company, as Borrowers, and Holder, as Lender (the “Subordinated Credit Agreement”), the Company has agreed to issue to Holder, upon the earliest to occur of a Qualified Equity Financing (as defined below), a Qualified SPAC Transaction (as defined in the Credit Agreement) or an Acquisition (as defined below), a Warrant (as defined below) to purchase such type/series (the “Class”) and number of shares of the Company (the “Warrant Shares” and, together with such Warrant and all shares of Common Stock (as defined below) or other securities, if any, issuable upon conversion of the Warrant, the “Securities”), and at such exercise price (the “Warrant Price”), as determined pursuant to this Agreement.

Terms

1.    Definitions. Terms used in this Agreement and not otherwise defined shall have the meaning given to them in the Credit Agreement. In addition to terms separately defined in this Agreement, as used in this Agreement, the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company on a consolidated basis; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s or, if the surviving or successor entity is a wholly-owned subsidiary, its parent’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power; provided, however, that an “Acquisition” shall not include a Qualified SPAC Transaction.

“Affiliate” means with respect to any specified entity, any other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified entity, where the term “control”, “controlled”, or “controlling” as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Loan Amount” means $3,500,000.

“Qualified Equity Financing” means an equity financing pursuant to which the Company issues and sells shares of its equity securities to investors in an arm’s-length transaction for the principal purpose of raising capital and resulting in aggregate gross proceeds to the Company of not less than $35,000,000.

“Warrant” means a warrant to purchase Warrant Shares issued by the Company pursuant to this Agreement and in the form set forth on Exhibit A.

2.    Issuance of Warrant upon a Qualified Equity Financing, Qualified SPAC Transaction or Acquisition

(a)    Issuance of Warrant. The Company shall issue a Warrant reflecting the Holder’s right to purchase such Class and number of Warrant Shares, and at such Warrant Price, as determined pursuant to Section 2(b) of this Agreement, following the earliest to occur of (the earliest date on which such event occurs being the “Issue Date”):

(i)	The consummation of the first Qualified Equity Financing after the Effective Date;

(ii)	Immediately prior to the consummation of a Qualified SPAC Transaction; or

(iii)	Immediately prior to the consummation of any Acquisition other than a Qualified SPAC Transaction.

(b)    Class; Shares; Exercise Price

(i)    Qualified Equity Financing. If the Issue Date is determined pursuant to Section 2(a)(i), then:

(A)    The Class of the Warrant Shares shall be the class of equity securities issued in the Qualified Equity Financing;

(B)    The number of Warrant Shares shall be calculated by dividing (x) the Applicable Loan Amount by (y) 85% multiplied by cash price paid per share for the equity securities by the investors in the Qualified Equity Financing; and

(C)    The Warrant Price per Warrant Share shall be equal to the amount provided for in clause (y) of Section 2(b)(i)(B).

(ii)    Qualified SPAC Transaction. If the Issue Date is determined pursuant to Section 2(a)(ii), then:

(A)    The Class of the Warrant Shares shall be common stock of the Company, par value $0.001 per share (the “Common Stock”);

(B)    The number of Warrant Shares shall be calculated by dividing (x) the Applicable Loan Amount by (y) 85% multiplied by the value assigned to each share of Common Stock in such Qualified SPAC Transaction; and

(C)    The Warrant Price per Warrant Share shall be equal to the amount provided for in clause (y) of Section 2(b)(ii)(B).

(iii)    Acquisition. If the Issue Date is determined pursuant to Section 2(a)(iii), then:

(A)    The Class of the Warrant Shares shall be Common Stock;

(B)    The number of Warrant Shares shall be calculated by dividing (x) the Applicable Loan Amount by (y) 85% multiplied by the value assigned to each share of Common Stock in such Acquisition; and

(C)    The Warrant Price per Warrant Share shall be equal to the amount provided for in clause (y) of Section 2(b)(iii)(B).

(c)    Warrant Closing; Deliveries. The closing of the Warrant issuance (the “Warrant Closing”) shall take place remotely via exchange of documents. At the Warrant Closing, the Company shall deliver the original Warrant dated as of the date of the Warrant Closing, duly executed by an authorized officer of the Company.

3.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)    The Warrant Shares and all shares of Common Stock or other securities, if any, issuable upon conversion of the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall, if applicable, at all times following the Issue Date described in Section 2(a) of this Agreement, cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, Common Stock and other securities as will be sufficient to permit the exercise in full of the Warrant and the conversion of the Warrant Shares into Common Stock or such other securities.

(b)    If the issuance of any of the Securities require approvals or registrations under applicable state “blue sky” or federal securities laws, the Company will use its commercially reasonable efforts to obtain such approvals or registrations as may be appropriate.

(c)    Any corporate action required to be taken by the Board of Directors and/or stockholders of the Company in order to authorize the Company to enter into this Agreement and the Warrant, and to issue the applicable Securities has been taken or, with respect to the Securities, will be taken prior to the date of issuance of such Securities. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the Warrant and the performance of all respective obligations of the Company thereunder has been taken or, in the case of the Warrant, will be taken prior to date of issuance of the Warrant. This Agreement constitutes, and the Warrant will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)    Assuming the accuracy of the Holder’s representations and warranties in Section 4 of this Agreement, the execution, delivery and performance of the Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (i) a default under any law applicable to the Company or any instrument, judgment, order, writ, decree, contract or agreement to which the Company is a party or by which its assets are bound except such defaults as would not reasonably be expected to materially and adversely affect the Company; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

4.    Representations and Warranties of Holder. Holder represents and warrants to the Company as of the date hereof, and as of the date of issuance of the Warrant, as follows:

(a)    Purchase for Own Account. The applicable Securities are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”). Holder also represents that it has not been formed for the specific purpose of acquiring any of the Securities.

(b)    Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the applicable Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the applicable Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c)    Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the applicable Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e)    The Securities Act. Holder understands that the applicable Securities will not be registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands any Securities issued must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

5.    Restrictive Legends.

(a)    Legend. Holder understands that any certificates representing the Securities shall be stamped or imprinted with a legend substantially similar to the following (in addition to any other legend required by applicable law):

[THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER AND ANY SHARES ISSUABLE UPON CONVERSION THEREOF][THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND[, EXCEPT AS SET FORTH IN SECTION 5.2 BELOW,] MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

(b)    Instructions Regarding Transfer Restrictions. Holder consents to the Company making a notation on its records and giving instructions to any transfer agent, if applicable, in order to implement the restrictions on transfer established in Section 5(a) of this Agreement.

(c)    Removal of Legend. The legend identified in Section 5(a) of this Agreement stamped or imprinted on any certificate evidencing any Securities and any stock transfer instructions and record notations with respect to such Securities, if applicable, shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if (i) such Securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a sale or transfer of such Securities may be made without registration or qualification. The Company agrees that it shall not require an opinion of counsel if (x) there is no material question as to the availability of Rule 144 promulgated under the Securities Act or (y) the transfer is to an Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

6.    Transfer of the Securities.

(a)    Compliance with Securities Laws on Transfer. The Securities may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee.

(b)    Transfer Procedure. The Warrant shall not be transferable without the prior written consent of the Company, except that Holder may transfer the Warrant to any Affiliate of Holder without the Company’s prior written consent. Subject to the foregoing sentence, with respect to any proposed offer, sale or other disposition of the Warrant to a non-Affiliate of Holder, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, including the name, address and taxpayer identification number of the transferee.

7.    General Provisions.

(a)    Entire Agreement. This Agreement (including the Exhibit) constitutes the entire agreement among the parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the subject matter of, or the transactions contemplated by, this Agreement. Neither this Agreement nor any of its provisions may be modified, changed, waived, discharged, or terminated orally. This Agreement may only be modified, changed, waived, discharged, or terminated by an agreement in writing signed by the party against whom or which the enforcement of such modification, change, waiver, discharge, or termination is sought.

(b)    Assignment, Successors and Assigns. The rights and obligations under this Agreement may be assigned by Holder only with the prior written consent of the Company, exercisable in its sole and absolute discretion, except that Holder may assign its rights and obligations under this Agreement to any Affiliate of Holder without the Company’s prior written consent. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)    Notices. All notifications, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when mailed (with return receipt requested), emailed, faxed (which is confirmed), or sent via a recognized overnight courier service such as Federal Express, to the parties at the addresses set forth on the signature page, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(d)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

(e)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)    Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party in such shall be entitled to receive from the non-prevailing party the prevailing party’s reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

(g)    No Further Obligations. The Company acknowledges and agrees that the Holder has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than with regard to the Credit Agreement and the Subordinated Credit Agreement. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Holder or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any the Holder or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Holder and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Holder shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(h)    Certain Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if this Agreement is not performed in accordance with its terms or otherwise is breached and that a party will be entitled to an injunction and other equitable relief (without posting any bond or other security) to prevent breaches hereof and to enforce specifically this Agreement and its terms in addition to any other remedy to which such party may be entitled hereunder.

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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the Effective Date.

LOCAL BOUNTI CORPORATION

By:

Name:

Title:

Address per Section 7(c):
490 Foley Lane Hamilton, MT 59840
Attn: Kathleen Valiasek
Email: kathy@localbounti.com

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By:

Name:

Title:

Address per Section 7(c):
9320 Excelsior Boulevard, MS 142 Hopkins, MN 55343 Attn: Erik Haugen Tel. No.: (952) 984-0574 Fax No.: (952) 249-4416 Email: erik_haugen@cargill.com

EXHIBIT A

Form of Warrant to Purchase Stock

(see attached)